Exhibit 4.3

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE THEREFOR.

INNOVIVE PHARMACEUTICALS, INC.

Warrant for the Purchase of Shares of
Common Stock

No. W-CS-1	Date: June 28, 2005

FOR VALUE RECEIVED, INNOVIVE PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), hereby certifies that PARAMOUNT BIOCAPITAL, INC., its designees or its permitted assigns is entitled to purchase from the Company, in whole or in part, at any time or from time to time commencing on the date that is the earlier to occur of (1) a Qualified Financing (as defined in the Notes (as defined below)) and (2) the later of the Due Date or the expiration of the Extended Term (each as defined in the Notes), and prior to 5:00 P.M., New York City time, on the Expiration Date (as defined below), that number of fully paid and non-assessable shares (subject to adjustment pursuant to the provisions hereof, the “Warrant Shares”) of the Common Stock, $0.001 par value per share, of the Company (together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, the “Common Stock”), equal to (i) (A) ten percent (10%) multiplied by (B) the total principal amount of certain Senior Convertible Promissory Notes issued by the Company pursuant to the Subscription Agreements (as defined below) (the “Notes”), divided by (ii) the lowest price per share for securities (the “Next Round Price”) issued by the Company in the next Qualified Financing, for an aggregate purchase price equal to (y) the number of Warrant Shares for which this Warrant is exercisable, multiplied by (z) the Per Share Warrant Price (as defined below) (the “Aggregate Warrant Price”).

Hereinafter, (i) the price payable for each of the Warrant Shares hereunder is referred to as the “Per Share Warrant Price,” which Per Share Warrant Price shall be one hundred and ten percent (110%) of the Next Round Price, payable in cash; (ii) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the “Warrants”; (iii) the “Expiration Date” shall be the date that is seven (7) years from the date hereof, (iv) the holder of this Warrant is referred to as the “Holder” and the holder(s) of this Warrant and all other Warrants and Warrant Shares are referred to as the “Holders” and Holders of more than fifty percent (50%) of the outstanding Warrants and Warrant Shares are referred to as the “Majority of the Holders”; and (v) the then Current Market Price per share of Common Stock (the “Current Market Price”) as of any date shall be deemed to be the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by the National Association of Securities Dealers, Inc., Automated Quotations System (“NASDAQ”), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined by agreement between the then current Majority of the Holders and the Company’s Board of Directors. In the event that a Qualified Financing does not occur prior to the Due Date (or expiration of the Extended Term), the Next Round Price, for purposes of determining the number of Warrant Shares for which this Warrant is exercisable and the applicable Per Share Warrant Price, shall be determined by dividing a $12,500,000 pre-money valuation of the Company by the number of shares of Common Stock of the Company then outstanding on a fully diluted basis (not including conversion of the Bridge Notes (as defined in the Notes)).

The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares deliverable upon exercise of this Warrant shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1.   Exercise of Warrant.

(a)   This Warrant may be exercised, in whole or in part at any time and from time to time, commencing on the date that is the earlier to occur of (1) a Qualified Financing and (2) the later of the Due Date or the expiration of the Extended Term, and prior to 5:00 P.M., New York City time, on the Expiration Date by the Holder:

(i)   by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by check payable to the order of the Company or by wire transfer of immediately available funds; or

(ii)   by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a “Cashless Exercise”) at the address set forth in Section 9(a) hereof. Such presentation and surrender shall be deemed a waiver of the Holder’s obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then Current Market Price Per Share and the Per Share Warrant Price, and the denominator of which shall be the then Current Market Price Per Share. For purposes of any computation under this Section 1(a), the then Current Market Price shall be based on the trading day prior to the Cashless Exercise.

(b)   If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder shall be entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2.   Reservation of Warrant Shares; Listing.   The Company agrees that (a) from the date hereof until the expiration of this Warrant, the Company shall at all times have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal; and (b) if the Company hereafter lists its Common Stock on any national securities exchange, use its best efforts to keep the Warrant Shares authorized for listing on such exchange upon notice of issuance.

3.   Protection Against Dilution.

(a)   In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company which the Holder would have owned immediately following such action had such Warrants been exercised for Warrant Shares immediately prior thereto. An adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date in the case of a dividend, or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)   In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of another corporation or other entity into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than thirty (30) days prior to such event.

(c)   The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. In case there is a dispute between the Majority of the Holders and the Company as to application of this Section 3, or as to protection of the rights of the Holders against dilution, then, in such case, the Majority of the Holders may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

(d)   Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. The Company may, but shall not be obligated to unless requested by a Majority of the Holders, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Company’s Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

(e)   If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock or Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than ten days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

4.   Fully Paid Stock; Taxes.   The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall at the time of such delivery, be duly and validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

5.   Registration Under Securities Act of 1933.   The Holder shall have the right to participate in the registration rights granted to purchasers of Notes and Warrants pursuant to Section 8 of the Note and Warrant Purchase Agreements (the “Subscription Agreements”) entered into between each such purchaser and the Company in connection with the issuance and sale of securities of the Company on or about June 28, 2005, to the same extent as if the Holder were a party thereto. The Company shall have the same obligations to the Holder as it has under Section 8 of the Subscription Agreements to the “Subscribers” thereunder, and the Holder shall be entitled to enforce such obligations against the Company as if the Holder were a party thereto. By acceptance of this Warrant, the Holder agrees to comply with the provisions in Section 8 of the Subscription Agreements to the same extent as if it were a party thereto.

6.   Investment Intent; Limited Transferability.

(a)   The Holder represents, by accepting this Warrant, that it is an “accredited investor” as that term is defined in Rule 501 promulgated under the Act and understands that this Warrant and any securities issuable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws or “Blue Sky” laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder further represents to the Company that it is acquiring this Warrant and will acquire any securities issuable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act, and agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or “Blue Sky” laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act and under any state securities laws or “Blue Sky” laws.

(b)   This Warrant and all rights hereunder are transferable, in whole or in part, upon (i) notice to the Company, (ii) surrender of the Warrant to the Company with a properly executed assignment (in the form attached at the end hereof) at the address set forth in Section 9(a) hereof, and (iii) upon delivery to the Company at such address of an executed agreement by which the transferee of the Warrant agrees to be bound by all of the terms and conditions of this Warrant. The Company will maintain a register containing the names and addresses of the registered Holder of this Warrant. Any registered Holder may change such registered holder’s address as shown on the warrant register by written notice to the Company requesting such change. The Company may treat the registered Holder of this Warrant as he or it appears on the warrant register at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

7.   Loss, etc., of Warrant.   Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8.   Warrant Holder Not Stockholder.   This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

9.   Communication.   All notices under this Warrant shall be in writing and shall be deemed to have been given if one day after deposit with a nationally recognized overnight delivery carrier or three days after mailing by U.S. certified or registered mail, return receipt requested, postage prepaid, addressed to:

(a)   the Company at 555 Madison Avenue, 25th Floor, New York, NY 10022, or such other address as the Company has designated in writing to the Holder, or

(b)   the Holder at c/o Paramount BioCapital, Inc., 787 Seventh Avenue, 48th Floor, New York, NY 10019 or other such address as the Holder has designated in writing to the Company.

10.   Headings.   The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11.   Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

12.   Recovery of Litigation Costs.   If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

13.   Amendment, Waiver, etc.   Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that notwithstanding the foregoing any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the then current Majority of the Holders of the Warrants.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and attested to by its Secretary this 28th day of June 2005.

INNOVIVE PHARMACEUTICALS, INC.

By:
Name: Steven Kelly
Title: President and Chief Executive Officer

ATTEST:

_____________________________
Adam Craig, Vice President

SUBSCRIPTION

The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock, par value $0.001 per share, of Innovive Pharmaceuticals, Inc., covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:_______________	Signature:____________________

Address:______________________
______________________

CASHLESS EXERCISE

The undersigned ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Common Stock, par value $0.001 per share, of Innovive Pharmaceuticals, Inc., pursuant to the Cashless Exercise provisions of the Warrant.

Dated:_______________	Signature:____________________

Address:______________________
______________________

ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Innovive Pharmaceuticals, Inc.

Dated:_______________	Signature:____________________

Address:______________________
______________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, par value $0.001 per share, of Innovive Pharmaceuticals, Inc., covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Innovive Pharmaceuticals, Inc.

Dated:_______________	Signature:____________________

Address:______________________
______________________